Exhibit 99(n)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 13, 2024, with respect to the financial statements of T. Rowe Price OHA Select Private Credit Fund (the Company), included herein, and our report dated March 13, 2024 on the senior securities table of the Company, incorporated herein by reference, and to the references to our firm under the headings “Senior Securities”, and “Experts” in the Form N-2.
/s/ KPMG LLP
Fort Worth,Texas
April 26, 2024